Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-135335, 333-63350, 333-50180, 333-80407 and 333-78825) pertaining to the Stock Option Plans of Nextera Enterprises, Inc. of our report dated May 9, 2008, with respect to the consolidated financial statements and schedule of Nextera Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Los Angeles, California

May 9, 2008